ASSET ALLOCATION

Name of the Underwriters

J.P. Morgan Securities,
Goldman, Sachs & Co.

Name of Issuer

Domino's Inc.

Title of Security

DPIZZA 10 3/8% 1/15/09

Date of Prospectus

12/10/98

Amount of Total Offering

$275 million

Unit Price

100.00

Underwriting Discount

3.0%

Rating

B3/B-

Maturity Date

1/15/09

Current Yield

10.375%

Yield to Maturity

10.372%

Subordination Features

N/A





Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

N/A

Total Par Value of Bonds Purchased

500,000

Dollar Amount of Purchases

500,000

Number of Shares Purchased

500,000

Years of Continuous Operation

Greater than 3 years

% of offering Purchased by Fund

 .18%

% of offering Purchased by
Associated Funds

2.53%

% of Funds Total Assets Applied to Purchase

0.25%

Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

J.P. Morgan Securities

Is Goldman, Sachs & Co. a Manager or
Co-Manager of Offering?

Yes


Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs
& Co. ?

No

Have the following conditions been satisfied?

a) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

      Yes

b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day of preceding the day on which the rights offering terminated?

     Yes

c)  The underwriting was a firm commitment
     underwriting?

     Yes


COMPARABLE SECURITIES

Name of Underwriters

Bear Stearns, Morgan Stanley,
Dean Witter, Merrill Lynch

Name of Issuer

Allied Waste, North America


Title of Security

AWIN 7 5/8% 1/1/06

Date of Prospectus

12/14/98

Amount of Total Offering

$600 million

Unit Price

100.00

Underwriting Discount

2.1%

Rating

Ba2/BB

Maturity Date

1/01/09

Current Yield

7.625%

Yield to Maturity

7.624%

Subordination Features

N/A

Name of Underwriters

DLJ, CS First Boston,


Name of Issuer

ESAT Telecom Group PLC




Title of Security

ESATHL 11 7/8% 12/1/08

Date of Prospectus

11/20/98

Amount of Total Offering

$160 million

Unit Price

100.00

Underwriting Discount

3.0%

Rating

Caa1/B+

Maturity Date

12/1/08

Current Yield

11.875%

Yield to Maturity

11.872%

Subordination Features

N/A


Name of Underwriters

DLJ, Salomon Smith Barney,
Chase Securities, Inc.

Name of Issuer

Metromedia Fiber Network, Inc.

Title of Security

MFNX 10% 11/15/08

Date of Prospectus

11/20/98

Amount of Total Offering

$650 million

Unit Price

100.00

Underwriting Discount

3.0%

Rating

B2/B

Maturity Date

11/15/08

Current Yield

10.00%

Yield to Maturity

9.998%

Subordination Features

N/A